EXHIBIT 10

                            SHARE EXCHANGE AGREEMENT

     THIS SHARE EXCHANGE AGREEMENT is made this 6th day of December 2001, by and between ADPADS Incorporated, a Colorado corporation publicly traded on the OTC Bulletin Board under the symbol "APAD" ("APAD"), and Blue Flying Fish, Inc., a Delaware corporation ("BFFI").

     WHEREAS, APAD desires to acquire all of the issued and outstanding shares of common stock of BFFI in exchange for an aggregate of 4,783,333 authorized but unissued restricted shares of the Series A Convertible Preferred Stock of APAD (the "Preferred Stock"), and 18,800,000 authorized but unissued restricted shares of common stock of APAD (the "Common Stock") (the "Exchange Offer"); and

     WHEREAS, BFFI desires to assist APAD in a business combination which will result, if all of BFFI's shareholders desire to participate, in the shareholders of BFFI owning approximately 95% of the then issued and outstanding shares of APAD's Common Stock assuming all shares of Series A Convertible Preferred Stock have been converted and APAD has completed a 1 for 40 reverse stock split), and APAD holding 100% of the issued and outstanding shares of BFFI's common stock; and

     WHEREAS, the voluntary share exchange contemplated hereby will result in the BFFI shareholders tendering all of the outstanding common stock of BFFI to APAD in exchange solely for the Preferred Stock and Common Stock and no other consideration, which the parties hereto intend to treat as a tax free reorganization under I.R.C. Section 368(a)(1)(B).

     NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                   ARTICLE 1

                            EXCHANGE OF SECURITIES

     1.1 Issuance of Shares. Subject to all of the terms and conditions of this Agreement, APAD agrees to offer .329885 shares of Preferred Stock and
1.296551724 shares of Common Stock for each share of BFFI common stock issued and outstanding, or a total of 4,783,333 shares of APAD's Preferred Stock and 18,800,000 shares of APAD's Common Stock. The Preferred Stock and Common Stock will be issued directly to the shareholders of BFFI which accept the Exchange Offer. Schedule 1, which is attached hereto and incorporated herein by reference, is a complete list of the shareholders of BFFI which sets forth the number of shares each person owns in BFFI and the number of shares they will be offered in APAD.

     1.2 Exemption from Registration. The parties hereto intend that the Preferred Stock and Common Stock to be issued by APAD to BFFI shareholders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder.






     1.3 Investment Intent. Prior to the consummation of the Exchange Offer, the shareholders of BFFI accepting the Exchange Offer shall execute Letters of Acceptance and such other documents containing, among other things, representations and warranties relating to investment intent and investor status, restrictions on transferability and restrictive legends such that the counsel for both APAD and BFFI shall be satisfied that the offer and sale of APAD shares as contemplated by this Agreement shall be exempt from the registration requirements of the Act and any applicable state blue sky laws.

                                   ARTICLE 2

                     REPRESENTATIONS AND WARRANTIES OF BFFI

     Except as disclosed in Schedule 2 which is attached hereto and incorporated herein by reference, BFFI hereby represents and warrants to APAD that:

     2.1 Organization. BFFI is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification.

     2.2 Capital. The authorized capital stock of BFFI consists of 100,000,000 shares of Common Stock, $.0001 par value, of which 14,500,000 are currently issued and outstanding and 10,000,000 shares of Preferred Stock, $.0001 par value, of which no shares are issued and outstanding. All of the issued and outstanding shares of BFFI are duly authorized, validly issued, fully paid, and nonassessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating BFFI to issue or to transfer from treasury any additional shares of its capital stock of any class.

     2.3 Subsidiaries. BFFI does not have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation) except as disclosed in Schedule 2.

     2.4 Directors and Officers. Schedule 2 contains the names and titles of all directors and officers of BFFI as of the date of this Agreement.

     2.5 Financial Statements. BFFI has delivered to APAD unaudited balance sheets as of July 31, 2001, for BFFI and its subsidiaries (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition of BFFI as of July 31, 2001.

     2.6 Absence of Changes. Since July 31, 2001, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of BFFI's knowledge, BFFI has conducted its business only in the ordinary course and has not experienced or suffered any material adverse change in the condition (financial or otherwise), results of operations, properties, business or prospects of BFFI or waived or surrendered any claim or right of material value.

     2.7 Absence of Undisclosed Liabilities. Neither BFFI nor any of its properties or assets are subject to any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to APAD or have otherwise been disclosed to APAD.

     2.8 Tax Returns. Within the times and in the manner prescribed by law, BFFI has filed all federal, state and local tax returns required by law, or has filed extensions which have not yet expired, and has paid all taxes, assessments and penalties due and payable.

     2.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, APAD and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of BFFI. BFFI shall make available to APAD and/or its attorneys all books and records of BFFI.

     2.10 Trade Names and Rights. BFFI does not use any trademark, service mark, trade name, or copyright in its business, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications, except as set forth on
Schedule 2.

     2.11 Compliance with Laws. To the best of BFFI's knowledge, BFFI has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business, except for matters which would not have a material affect on BFFI or its properties.

     2.12 Litigation. BFFI is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of BFFI, threatened against or affecting BFFI or its business, assets or financial condition, except for matters which would not have a material affect on BFFI or its properties.
BFFI is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. BFFI is not engaged in any lawsuit to recover any material amount of monies due to it.

     2.13 Authority. BFFI has full corporate power and authority to enter into this Agreement. The board of directors of BFFI has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of BFFI and the performance of the obligations of BFFI under this Agreement. No other corporate proceedings on the part of BFFI are necessary to authorize the execution and delivery of this Agreement by BFFI in the performance of its obligations under this Agreement. This Agreement is, when executed and delivered by BFFI, and will be a valid and binding agreement of BFFI, enforceable against BFFI in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

     2.14 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by BFFI of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will to the best of BFFI's knowledge: (a) materially violate any provision of BFFI's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a material default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of BFFI, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which BFFI is bound; (d) result in the creation or imposition of any security interest, lien, or other encumbrance upon any material property or assets of BFFI; or (e) violate any material statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which BFFI is bound or subject.

     2.15 Full Disclosure. None of the representations and warranties made by BFFI herein, or in any schedule, exhibit or certificate furnished or to be furnished in connection with this Agreement by BFFI, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact, the omission of which would be materially misleading.

     2.16 Assets. BFFI has good and marketable title to all of its tangible properties and such tangible properties are not subject to any material liens or encumbrances.

     2.17     Material Contracts and Obligations. Attached hereto on Schedule
2.17 is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which BFFI is a party or by which it is bound that are material to the conduct and operations of its business and properties, which provide for payments to or by BFFI in excess of $5,000; or which involve transactions or proposed transactions between BFFI and its officers, directors, affiliates or any affiliate thereof. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by APAD and its counsel. All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

     2.18 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by BFFI in connection with: (a) the execution and delivery by BFFI of this Agreement; (b) the performance by BFFI of its obligations under this Agreement; or (c) the consummation by BFFI of the transactions contemplated under this Agreement.

                                   ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF APAD

     Except as disclosed in Schedule 3 which is attached hereto and incorporated herein by reference, APAD represents and warrants to BFFI that:

     3.1 Organization. APAD is a corporation duly organized, valid existing, and in good standing under the laws of Colorado, has all necessary corporate powers to own properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification.

     3.2 Capitalization. The authorized capital stock of APAD consists of 50,000,000 shares of no par value Common Stock of which no more than 31,200,000 shares of Common Stock are currently issued and outstanding (including the 5,100,000 shares being issued for the conversion of debt), and 5,000,000 shares of no par value non-voting preferred stock of which no shares are issued and outstanding. APAD has also authorized 4,783,333 shares of Series A Convertible Preferred Stock to be issued to the shareholders of BFFI on the Closing and 10,000 shares of Series A Convertible Preferred Stock to be issued to Webb & Company. (Each share of Series A Convertible Preferred Stock is convertible into 120 shares of common stock.) All of the issued and outstanding shares of Common Stock and Preferred Stock are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Schedule 3, there are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating APAD to issue or to transfer from treasury any additional shares of its capital stock of any class.

     3.3 Subsidiaries. Except as set forth in Schedule 3, APAD does not presently have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

     3.4 Directors and Officers. Schedule 3 contains the names and titles of all directors and officers of APAD as of the date of this Agreement.

     3.5 Financial Statements. APAD has delivered to BFFI its audited balance sheet and statements of operations and cash flows as of and for the period ended December 31, 2000, and its unaudited balance sheet and statements of operations and cash flows as of and for the period ended September 30, 2001 (collectively the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein.

     3.6 Absence of Changes. Since September 30, 2001, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of APAD's knowledge, APAD has not experienced or suffered any material adverse change in its condition (financial or otherwise), results of operations, properties, business or prospects or waived or surrendered any claim or right of material value.

     3.7 Absence of Undisclosed Liabilities. Neither APAD nor any of its properties or assets are subject to any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to BFFI. The total liabilities of APAD at Closing, prior to the $50,000 payment referred to in paragraph 7.10 below, will not exceed $217,000.

     3.8 Tax Returns. Within the times and in the manner prescribed by law, APAD has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable.

     3.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, BFFI shall have the opportunity to meet with APAD's accountants and attorneys to discuss the financial condition of APAD. APAD shall make available to BFFI all books and records of APAD.

     3.10 Trade Names and Rights. APAD does not use any trademark, service mark, trade name, or copyright in its business, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications.

     3.11 Compliance with Laws. To the best of APAD's knowledge, APAD has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, or other law, ordinance, or regulation) affecting its properties or the operation of its business or with which it is otherwise required to comply.

     3.12 Litigation. APAD is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of APAD, threatened against or affecting APAD or its business, assets, or financial condition. APAD is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality. APAD is not engaged in any legal action to recover moneys due to it.

     3.13 No Pending Investigation. APAD is not aware of any pending investigations or legal proceedings by the SEC, any state securities regulatory agency, or any other governmental agency regarding APAD or any officers or directors of APAD or any shareholders or controlling persons of such shareholders.

     3.14 Authority. APAD has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The Board of Directors of APAD has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of APAD, the performance of the obligations of APAD under this Agreement and the consummation by APAD of the transactions contemplated under this Agreement.
No other corporate proceedings on the part of APAD are necessary to authorize the execution and delivery of this Agreement by APAD in the performance of its obligations under this Agreement. This Agreement is, and when executed and delivered by APAD, will be a valid and binding agreement of APAD, enforceable against APAD in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors rights generally.

     3.15 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by APAD of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will, to the best of APAD's knowledge: (a) violate any provision of APAD's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of APAD, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which APAD is bound; (d) result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of APAD; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which APAD is bound or subject.

     3.16 Validity of APAD Shares. The shares of APAD Preferred Stock and Common Stock to be delivered pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

     3.17 Full Disclosure. None of the representations and warranties made by APAD herein, or in any exhibit, certificate or memorandum furnished or to be furnished by APAD, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     3.18 Assets. APAD has good and marketable title to all of its tangible properties and such tangible properties are not subject to any liens or encumbrances.

     3.19 Material Contracts and Obligations. Attached hereto on Schedule 3 is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which APAD is a party or by which it is bound that are material to the conduct and operations of its business and properties, which provide for payments to or by APAD in excess of $5,000; or which involve transactions or proposed transactions between APAD and its officers, directors, affiliates or any affiliate thereof. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by BFFI and its counsel. All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

     3.20 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by APAD in connection with: (a) the execution and delivery by APAD of its obligations under this Agreement; (b) the performance by APAD of its obligations under this Agreement; or (c) the consummation by APAD of the transactions contemplated by this Agreement.

     3.21 Real Property. APAD does not own, use or claim any interest in any real property, including without limitation any license, leasehold or any similar interest in real property except as set forth on Schedule 3.

                                   ARTICLE 4

                                   COVENANTS

     4.1 Investigative Rights. From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsels, accountants, auditors, and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments, and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request. If the transaction contemplated hereby is not completed, all documents received by each party and/or its attorneys and accountants, auditors or other authorized representatives shall be returned to the other party who provided same upon request. The parties hereto, their directors, employees, agents and representatives shall not disclose any of the information described above unless such information is already disclosed to the public, without the prior written consent of the party to which the confidential information pertains. Each party shall take such steps as are necessary to prevent disclosure of such information to unauthorized third parties.

     4.2 Conduct of Business. Prior to the Closing, APAD and BFFI shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business or as contemplated in previously disclosed contractual obligations. Neither APAD nor BFFI shall amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business except as otherwise contemplated herein.

                                   ARTICLE 5

                  CONDITIONS PRECEDENT TO APAD'S PERFORMANCE

     5.1 Conditions. The obligations of APAD hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 5. APAD may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by APAD of any other condition of or any of APAD's other rights or remedies, at law or in equity, if BFFI shall be in default of any of their representations, warranties, or covenants under this Agreement.

     5.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by BFFI in this Agreement or in any written statement that shall be delivered to APAD by BFFI under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     5.3 Performance. BFFI shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     5.4 Acceptance by BFFI Shareholders. The holders of not less than 95% of the issued and outstanding shares of common stock of BFFI shall have agreed to exchange their shares for shares of APAD Common Stock.

     5.5 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against BFFI on or before the Closing Date.

     5.6 Officer's Certificate. BFFI shall have delivered to APAD a certificate, dated the Closing Date, and signed by the Chief Executive Officer of BFFI, certifying that each of the conditions specified in Sections 5.2 through 5.5 hereof have been fulfilled.

                                   ARTICLE 6

                   CONDITIONS PRECEDENT TO BFFI'S PERFORMANCE

     6.1 Conditions. BFFI's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 6. BFFI may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by BFFI of any other condition of or any of BFFI's rights or remedies, at law or in equity, if APAD shall be in default of any of its representations, warranties, or covenants under this Agreement.

     6.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by APAD in this Agreement or in any written statement that shall be delivered to BFFI by APAD under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     6.3 Performance. APAD shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, on or before the Closing Date.

     6.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against APAD on or before the Closing Date.

     6.5 Directors of APAD. Effective on the Closing, APAD shall have fixed the size of its Board of Directors at four (4) persons, and such Board of Directors shall include Mark E. Spargo, William Callari, Erica Ventley and Gerald Goodman. The current Officers and Directors of APAD shall have submitted their resignations as the Officers and Directors of APAD effective on the Closing of this transaction.

     6.6 Officers of APAD. Effective on the Closing, APAD shall have elected the following new Officers of APAD:

               Mark E. Spargo     -   Chairman of the Board and CEO
               William Callari    -   Vice Chairman and COO
               Erica Ventley      -   Chief Financial Officer

     6.7 Conversion of Debt. Prior to the Closing, APAD will have closed the transaction whereby $220,000 of debt has been converted into up to 5,100,000 shares of APAD common stock.

     6.8 Voting Powers. BFFI shall have obtained voting proxies from the holders of at least 6,300,000 shares of APAD Common Stock.

     6.9 Officer Certificate. APAD shall have delivered to BFFI a certificate, dated the Closing Date and signed by the President of APAD certifying that each of the conditions specified in Sections 6.2 through 6.8 have been fulfilled.

                                   ARTICLE 7

                                    CLOSING

     7.1 Closing. The Closing of this transaction shall be held at the offices of Krys Boyle Freedman Scott & Sawyer, P.C., 600 Seventeenth Street, Suite 2700 South Tower, Denver, Colorado 80202, or such other place as shall be mutually agreed upon, on such date as shall be mutually agreed upon by the parties, but in no event shall the Closing be later than December 15, 2001.

At the Closing:

     7.2 BFFI shall deliver Letters of Acceptance and the certificates representing the shares of BFFI held by the shareholders of BFFI accepting the Exchange Offer ("Accepting Shareholders") to APAD.

     7.3 Each Accepting Shareholder shall receive certificates representing the number of shares of APAD Preferred Stock and APAD Common Stock for which the shares of BFFI common stock shall have been exchanged.

     7.4     APAD shall deliver an officer's certificate, as described in
Section 6.9 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of APAD are true and correct as of, or have been fully performed and complied with by, the Closing Date.

     7.5 APAD shall deliver a signed Consent and/or Minutes of the Directors of APAD approving this Agreement and each matter to be approved by the Directors of APAD under this Agreement.

     7.6     BFFI shall deliver an officer's certificate, as described in
Section 5.6 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of BFFI are true and correct as of, or have been fully performed and complied with by, the Closing Date.

     7.7 BFFI shall deliver a signed Consent or Minutes of the Directors of BFFI approving this Agreement and each matter to be approved by the Directors of BFFI under this Agreement.

     7.8 APAD shall deliver a certificate for 10,000 shares of Preferred Stock to Webb & Company as payment for its finder's fee.

     7.9 APAD shall deliver copies of the agreements executed by the three shareholders who are converting a total of $220,000 of debt into up to 5,100,000 shares of Common Stock.

     7.10 BFFI shall place $50,000 into a separate account to be used exclusively for the payment of APAD liabilities. A written Use of Proceeds for the $50,000 shall be determined and mutually agreed upon prior to Closing. After the payment of these liabilities, APAD's total liabilities outstanding will not exceed $167,000.

                                  ARTICLE 8

                                 POST CLOSING

     8.1 Form 8-K. Within 15 days after the Closing Date, APAD will file a Form 8-K with the SEC reporting this transaction.

     8.2 Proxy Materials. Within 45 days after the Closing Date, APAD will prepare and file proxy materials (or an Information Statement) with the SEC for the purpose of calling a special shareholders meeting to be held as soon as possible to approve (1) a 1 for 40 reverse stock split; (2) a name change to _________________ or such name as shall be determined by the APAD board of directors; (3) the establishment of a stock option plan; and (4) any other matters that the board of directors determine necessary or appropriate.

                                  ARTICLE 9

                                MISCELLANEOUS

     9.1 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     9.2 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     9.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     9.4 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

     9.5 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

     9.6 Choice of Law. This Agreement and its application shall be governed by the laws of the State of Colorado, except to the extent its conflict of laws provisions would apply the laws of another jurisdiction.

     9.7 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

     APAD:

          ADPADS Incorporated
          1000 Highway 34
          Matawan, New Jersey  07747

     with a copy to:

          Joseph Drucker
          ADPADS Incorporated
          1000 Highway 34
          Matawan, New Jersey  07747

     BFFI:

          Blue Flying Fish, Inc.
          108 Fortunato Place
          Neptune, New Jersey  07753
          (732) 918-8004
          (732) 918-2202 - Facsimile

     with a copy to:

          Jon D. Sawyer
          Krys Boyle Freedman & Sawyer, P.C.
          600 17th Street, Suite 2700
          Denver, Colorado  80202
          (303) 893-2300
          (303) 893-2882 - Facsimile

     9.8 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     9.9 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     9.10 Brokers. The parties hereto represent and agree that, other than Webb & Company, which is entitled to a finder's fee of 10,000 shares of APAD Preferred Stock, no broker has brought about the aforementioned transaction. Each of the parties hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any broker or person, except as described in this paragraph.

     9.11 Announcements. APAD and BFFI will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

     9.12 Exhibits. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for herein above, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits shall be immediately disclosed to the other party.

     9.13 Use of Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     AGREED TO AND ACCEPTED as of the date first above written.

ADPADS INCORPORATED                BLUE FLYING FISH, INC.


By:/s/ David Brownstein            By:/s/ Mark E. Spargo
   David Brownstein, President        Mark E. Spargo, Chief Executive
                                      Officer



                                   By:/s/ William Callari
                                      William Callari, Chief Operating
                                      Officer

                                  SCHEDULE 1
                                            Number of         Number of
                               Number of    Shares of         Shares of
                               Shares of    APAD's            APAD's
  Name and Address             BFFI         Preferred Stock   Common Stock
----------------------         ---------    ---------------   ------------

The Henry Kyhl Trust
187 Woodland Street
Englewood, NJ  0763            889,344      293,381           1,153,080

Jane Kyhl-Fritsch
187 Woodland Street
Englewood, NJ  07631           691,127      227,992             896,082

David Kyhl
145 Paulin Boulevard
Leonia, NJ  07605              752,482      248,233             975,632

Matthew Kyhl
95 Beach Road
Englewood, NJ  07631           350,433      115,603            454,355

William Wallace
84 Buckhaven Hill
Upper Saddle River, NJ 07458    16,614      5,481              21,541

Mark Mauer
24 Powhatatan Way
Hackettstown, NJ  07840         75,000      24,741             97,241

Nick Jalowski
2390 Apple Ridge Circle
Manasquan, NJ  08736           225,000      74,224          291,724

Nicandro Fioretti
8405 Northfield Drive
Evansville, IN  47711          690,000      227,621        894,621

Yolanda Fioretti
8405 Northfield Drive
Evansville, IN  47711          690,000       227,621        894,621

Ladonna Boals
6638 Marina Point, No. 107
Evansville, IN  47711          690,000        227,621        894,621

Linda Penland
2815 Capital Boulevard
Evansville, IN  47711         600,000      197,931          777,931

Anna Meeler
2821 Wayside Drive
Evansville, IN  47711         150,000        49,483        194,483

Joseph Fioretti
8405 Northfield Drive
Evansville, IN  47711         180,000       59,379         233,379

Mark Spargo
22 Parkside Way
Millstone Twp., NJ  08691     3,000,000       989,655       3,889,655

Will Callari
108 Fortunato Place
Neptune, NJ  07753            2,900,000       956,667       3,760,000

Emily Sauer
P.O. Box 338
Spring Lake, NJ  07762           50,000        16,494          64,828

Hope Marie Callari
P.O. Box 338
Spring Lake, NJ  07762           50,000        16,494          64,828

Erica Ventley
350 East 79th Street, 9A
New York, NY  10022             800,000       263,908       1,037,241

Isabella Fiorita
c/o 350 East 79th Street, 9A
New York, NY  10022             100,000        32,989         129,655

Nicholas Fiorita
c/o 350 East 79th Street, 9A
New York, NY  10022             100,000        32,989         129,655

R. Peter Flach
1302 W. Magnolia Avenue
Sea Girl, NJ  08750             500,000       164,942         648,276

Donna Trainor
321 Sunset Avenue
Asbury Park, NJ  07712          400,000       131,954         518,621

Justin Gasarch
29 Beach Road
Momouth Beach, NJ  07750        100,000        32,988         129,655

Bruce Gasarch
29 Beach Road
Momouth Beach, NJ  07750        100,000        32,988         129,655

North Star Resources, Inc.
P.O. Box 62
Spring Lake, NJ  07762          325,000       107,213         421,379

Gerald Goodman
Two Industrial Way West
Eatontown, NJ  07724             75,000        24,741          97,241

Total                        14,500,000     4,783,333      18,800,000









                                   SCHEDULE 2

                             BLUE FLYING FISH, INC.
                                   ("BFFI")

2.3     Subsidiaries of BFFI:

          Buhl Industries, Inc. (New Jersey)
          Native American Mortgage, Inc. (Delaware)
          Blue Flying Fish Services, Inc. (Delaware)

2.4     The Officers and Directors of BFFI are as follows:

               Name                         Position

          Mark E. Spargo          Chairman and Chief Executive Officer
          William Callari         Vice Chairman and Chief Operating Officer
          Erica Ventley           Chief Financial Officer and Director
          Gerald Goodman          Director, Audit Committee Chair

2.9     Trade Names and Rights:



                                 SCHEDULE 3

                            ADPADS INCORPORATED
                                 ("APAD")


3.3     Subsidiaries:

          Visual Presentation Systems, Inc. (Delaware) [?]

3.4     Directors and Officers of APAD:

               Name                         Position

          David Brownstein          President, Chief Executive Officer,
                                    Chief Financial Officer and Chairman

          Joseph Drucker            Director, Secretary, General Counsel

          Scott Einbinder           Director

3.19     Material Contracts of APAD:




3.21     Real Estate:




                            ADPADS INCORPORATED

                   EXCHANGE OFFER FOR THE COMMON STOCK OF

                            BLUE FLYING FISH, INC.

LETTER OF ACCEPTANCE

                                ____________ Shares of ADPADS Incorporated
                                    Series A Convertible Preferred Stock and
                                 _________ Shares of ADPADS Incorporated
                                 Common Stock offered for your __________
Name(s) of Shareholder(s)               shares of Blue Flying Fish, Inc.
Common Stock
_____________________________________________________________________________

THIS FORM MUST BE COMPLETED AND DELIVERED ON OR BEFORE 5:00 P.M. MOUNTAIN
TIME, NOVEMBER __, 2001, TO ADPADS INCORPORATED.   THIS FORM MAY BE FAXED TO
___________ AT (___) ___-____ AND THEN MAILED.
______________________________________________________________________________

     APPROVAL OR NONAPPROVAL OF EXCHANGE OFFER

     The undersigned   accepts   rejects the Exchange Offer of ADPADS
Incorporated for his or her shares of Blue Flying Fish, Inc. common stock, as specified above subject to the terms and conditions set forth in the Share Exchange Agreement to be executed between Blue Flying Fish, Inc. and ADPADS Incorporated.

     The undersigned understands that approval of the Exchange Offer constitutes (i) his or her approval of the terms and conditions of the Exchange Offer, and the complete transfer of all of his or her shares of Blue Flying Fish, Inc. common stock to ADPADS Incorporated, and (ii) his or her acknowledgment and agreement that the shares of Series A Convertible Preferred Stock and Common Stock of ADPADS Incorporated will be full payment for all of his or her shares of Blue Flying Fish, Inc.


Date: ____________________    __________________________________________

                              __________________________________________
                              Signature(s) of Shareholder(s)

(NOTE: IF YOU ACCEPT THE EXCHANGE OFFER, YOU MUST ALSO SIGN ON PAGE 3 OF THIS LETTER OF ACCEPTANCE. IN ADDITION, YOU MUST ENDORSE YOUR STOCK CERTIFICATE(S) AND RETURN THEM WITH THIS LETTER OF ACCEPTANCE.)



                       REPRESENTATIONS AND WARRANTIES


     1. The undersigned understands and acknowledges that the shares of Preferred Stock and Common Stock ("Shares") of ADPADS Incorporated (the "Company"), are being offered in reliance upon the exemptions provided in
Section 4(2), 4(6) and/or 3(b) of the Securities Act of 1933 as amended (the "Act") and the Rules and Regulations adopted thereunder relating to nonpublic offerings; and the undersigned makes the following representations and warranties with the intent that the same may be relied upon in determining the suitability of the undersigned as a purchaser of securities:

          (a) The Shares will be acquired solely for the account of the undersigned, for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof and with no present intention of distributing or reselling any part of the Shares.

          (b) The undersigned agrees not to dispose of his or her Shares or any portion thereof unless and until counsel for the Company shall have determined that the intended disposition is permissible and does not violate the Securities Act or any applicable state securities laws, or the rules and regulations thereunder.

          (c) The undersigned acknowledges that the Company has made all documentation pertaining to all aspects of the Exchange Offer available to him or her and has offered such person or persons an opportunity to discuss the Exchange Offer with the officers of the Company. Included in such documentation are copies of the Company's Form 10-KSB for the year ended December 31, 2000, and the Form 10-QSB for the three months ended September 30, 2001, and a copy of the Share Exchange Agreement. The undersigned further acknowledges and represents to the Company that he or she is a knowledgeable, sophisticated investor who can fend for himself or herself and has adequate means to make the investment contemplated herein; and that, in connection with this investment, he or she has obtained the necessary investment advice from appropriate outside sources, and had available to the undersigned all information with respect to the Company which was deemed necessary by himself or herself and his or her respective advisors.

     2. The undersigned represents that the shares of Blue Flying Fish, Inc. being exchanged are owned free and clear of any liens or encumbrances and have not been pledged or optioned to any person.

     3. The undersigned understands that he or she must bear the economic risk of an investment in the Shares to be acquired pursuant to the Exchange Offer for an indefinite period of time because the Shares have not been registered under the Securities Act or any state securities laws and, therefore, cannot be sold unless they are subsequently registered under the Securities Act and any applicable state securities laws or unless exemptions from such registrations are available. The current holding period requirement of Rule 144 is one year from the date this transaction is closed, and sales may thereafter be made only in compliance with the requirements of that Rule. The undersigned acknowledges that only the Company can file a registration statement, and that the Company has no obligation to do so or to take steps necessary to make an exemption from registration available to the undersigned.

     4. The undersigned agrees that the certificate evidencing the Shares he or she acquires pursuant to the Exchange Offer will have a legend placed thereon stating that the Shares have not been registered under the Securities Act or any state securities laws and setting forth or referring to the restrictions on transferability and sale of the Shares.

     5.     (a)     The undersigned is, or is not, an "accredited investor,"
as that term is defined in Regulation D under the Securities Act of 1933, as amended (the "Act"), as checked below:

                          YES                NO

          (b) If "Yes," I come within the following category of that definition (check as applicable):

     1. I am a natural person whose present net worth (or whose joint net worth with my spouse) exceeds $1,000,000.

     2. I am a natural person who had individual income in excess of $200,000 in each of the last two years or joint income with my spouse in excess of $300,000 during such two years, and I reasonably expect to have the same income level in the current year.

     3. I am an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust or partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

     4. I am an entity, all of whose equity owners are accredited investors under paragraph 1, 2 and 3, above.

          (c) If I have answered yes to (5)(a) above, I understand that Regulation D requires that you have information which causes you to have a reasonable belief that the foregoing statement is correct. Thus, if you care to do so, you may contact my bank, my accountant or other persons whom I designate below to corroborate the above. The name and telephone number of:

                    (i)     My banker is ______________________________
               _______________________________________________;

                   (ii)     My accountant is ___________________________
               ___________________________________________; and

                  (iii)  Other person is _____________________________
               ________________________________________________.

     6. The undersigned hereby covenants and agrees to protect, indemnify and hold the Company, and each of its officers, directors and shareholders, harmless from and against any and all claims, demands, causes of action, judgments, orders, decrees, damages, liabilities, court or other costs, attorney fees, reasonable costs of investigation and other costs and expenses whatsoever (i) arising out of or attributable to any breach or violation of, or the falsity, inaccuracy or failure of, any representation, warranty or covenant made by the undersigned in this letter, and (ii) arising from or related to the acquisition, ownership or disposition by the undersigned of any or all the Shares.

     7.     The undersigned's jurisdiction of residence is
____________________________.

     8. I am acquainted with the requirements of Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations issued thereunder. I understand that, as a result of my acquisition of Shares, and in order to comply with Section 13(d) and the rules and regulations issued thereunder, I may be required to file a Schedule 13D and I agree to file if that Schedule is required.


___________________________________        _________________________________
(Social Security or Tax I.D. Number)       Signature(s) of Shareholder(s)


___________________________________        _________________________________
(Social Security or Tax I.D. Number)       Signature(s) of Shareholder(s)

___________________________________
           (Mailing Address)

___________________________________
Date:______________________________